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                                                                    EXHIBIT 10.2


                                    AGREEMENT

      This Agreement is executed as of August 21, 1998, by and between ACCRA INVESTMENTS CORPORATION, a corporation duly organized and existing under and by virtue of Philippine laws with offices at the 7th Floor, ACCRA Building, 122 Gamboa Street, Legaspi Village, Makati, Metro Manila, Philippines, represented herein by its duly authorized Chairman, Manuel G. Abello (hereinafter referred to as "ACCRAIN"); and TOP MEGA ENTERPRISES LIMITED, a corporation duly organized and existing under and by virtue of the laws of Hong Kong, with offices at c/o Nextel International, Inc., 1191 Second Avenue Suite 1600, Seattle, WA 98101 (represented herein by its duly authorized Director, Brian A. Vincent (hereinafter referred to as "TOP MEGA"),

                                WITNESSETH That -

      WHEREAS, ACCRAIN is the owner of approximately sixty percent (60%) of the shares of the capital stock of Gamboa Holdings, Inc. ("GHI");

      WHEREAS, the parties agree that, subject to the terms and conditions specified herein:

      (a) ACCRAIN shall sell all its entire interest in GHI, including its original shares as well as subsequent shares acquired by conversion of its U.S. dollar loan to GHI (hereinafter collectively referred to as the "Shares") to TOP MEGA or its qualified assignee at the expiration or termination of this Agreement;

      (b) ACCRAIN shall not, during the term of this Agreement, sell the Shares to any third person or party without first offering the same to TOP MEGA or its qualified assignee;

      (c) In the event ACCRAIN is dissolved or its charter expires by its own limitation or is annulled by forfeiture or otherwise or its corporate existence for other purposes is terminated in any other manner during the term of this Agreement, all of the Shares belonging to ACCRAIN shall be immediately sold to TOP MEGA or its qualified assignee; and


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      (d) TOP MEGA may, at its option, require ACCRAIN to sell all of the Shares to TOP MEGA or its qualified assignee during the term of this Agreement.

      NOW, THEREFORE, for and in consideration of the foregoing premises, the parties hereby agree as follows:

      Section 1. ACCRAIN shall sell, transfer, and assign to TOP MEGA or its qualified assignee all the Shares and all its rights, title and interests therein at the expiration of termination of this Agreement for a purchase price to be paid by TOP MEGA or its qualified assignee equivalent to the aggregate U.S. dollar price paid for by ACCRAIN for the Shares plus three percent (3%) of such price plus any Philippine taxes payable on such transfer.

      Section 2. During the term of this Agreement, ACCRAIN shall not sell, assign, transfer, or in any manner dispose of any of the Shares to any third person or party without offering the same for purchase by TOP MEGA or its qualified assignee at the purchase price specified in Section 1 hereof.

      Section 3. In the event ACCRAIN is dissolved or its charter expires by its own limitation or is annulled by forfeiture or otherwise or its corporate existence for other purposes is terminated in any manner during the term of this Agreement, all of the Shares belonging to ACCRAIN shall be immediately sold to TOP MEGA or its qualified assignee at the purchase price specified in Section 1 hereof.

      Section 4. For and in consideration of One Peso (P1.00), receipt of which is hereby acknowledged and admitted by ACCRAIN, TOP MEGA may, at its option, require ACCRAIN to sell all of the Shares to TOP MEGA or its qualified assignee at any time during the term of this Agreement at the purchase price specified in Section 1 hereof.

      Section 5. ACCRAIN shall not pledge, mortgage, or in any manner encumber any of the Shares during the term of this Agreement, without the consent of TOP MEGA.

      Section 6. ACCRAIN shall, until such date as the Shares are sold to or purchased by TOP MEGA as provided herein, exercise all rights as owner over the Shares, including the right to vote the same and the right to receive dividends declared and paid thereon.


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      Section 7.   This Agreement shall not be amended except upon the mutual written agreement of the parties and shall be binding on the parties' successors and assigns.

      Section 8. The initial term of this Agreement shall be for one (1) year from the date first stated above.

                            [SIGNATURE PAGE FOLLOWS]

      Section 9. TOP MEGA may assign, transfer or otherwise dispose of any or all of its rights under this Agreement.

      IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement as of the date first stated above at the places indicated below.


ACCRA INVESTMENTS                          TOP MEGA ENTERPRISES LIMITED
CORPORATION



By: /s/ MANUEL G. ABELLO                  By: /s/ BRIAN A. VINCENT
   ------------------------------             -----------------------------
        MANUEL G. ABELLO                           BRIAN A. VINCENT
            Chairman                                   Director
    (Makati City, Philippines)                  (Seattle, Washington)


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